                                  EXHIBIT 10.1
                                  ------------


                            STOCK PURCHASE AGREEMENT






                    Buyer:    PAINEWEBBER INCORPORATED

                    Seller:   BAY APARTMENT COMMUNITIES, INC.

                    Date:     May 6, 1996

                            STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS
                                -----------------

Section                                                                   Page
-------                                                                   ----

  I.      PURCHASE AND SALE OF STOCK......................................  1
          1.1     Sale and Issuance of Common Stock.......................  1
          1.2     Sale and Issuance of Preferred Stock....................  1
          1.3     Closing.................................................  1
          1.4     Use of Proceeds.........................................  2

  II.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................  2
          2.1     Organization, Good Standing and Qualification...........  2
          2.2     Capitalization..........................................  3
          2.3     Authorization; Enforcement..............................  4
          2.4     Valid Issuance of Shares................................  4
          2.5     Compliance with Other Instruments.......................  5
          2.6     SEC Documents; Financial Statements; Other Information..  5
          2.7     Litigation..............................................  6
          2.8     Title to Properties; Leasehold Interests................  7
          2.9     Environmental Compliance................................  7
          2.10    Taxes...................................................  8
          2.11    Employees; ERISA........................................  9
          2.12    Legal Compliance........................................  9

  III.    REPRESENTATIONS AND WARRANTIES OF PAINEWEBBER................... 10
          3.1     Authorization........................................... 10

  IV.     CONDITIONS OF PAINEWEBBER'S OBLIGATIONS AT CLOSING.............. 10
          4.1     Series B Preferred Articles Supplementary............... 10
          4.2     Representations and Warranties.......................... 10
          4.3     Performance............................................. 10
          4.4     Compliance Certificate.................................. 10
          4.5     Opinions of Company Counsel............................. 10
          4.6     Absence of Certain Events............................... 10
          4.7     NYSE Listing............................................ 10
          4.8     No Material Change...................................... 11

  V.      CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.............. 11
          5.1     Representations and Warranties.......................... 11
          5.2     Compliance Certificate.................................. 11

                                TABLE OF CONTENTS
                                -----------------

                                   (Continued)

Section                                                                  Page
-------                                                                  ----

  VI.     COVENANTS....................................................... 11
          6.1     Confidentiality......................................... 11
          6.2     Indemnification......................................... 11

  VII.    MISCELLANEOUS................................................... 15
          7.1     Survival of Warranties.................................. 15
          7.2     Successors and Assigns.................................. 15
          7.3     Governing Law........................................... 15
          7.4     Waiver of Right to Jury Trial........................... 15
          7.5     Counterparts............................................ 15
          7.6     Titles and Subtitles.................................... 16
          7.7     Notices................................................. 16
          7.8     Attorney's Fees......................................... 16
          7.9     Amendments and Waivers.................................. 17
          7.10    Copies of Filed Documents............................... 17
          7.11    Earnings Statement...................................... 17
          7.12    Compliance with Act..................................... 17
          7.13    Blue Sky Qualification.................................. 18
          7.14    Payment of Fees and Expenses............................ 18
          7.16    Severability............................................ 19
          7.17    Entire Agreement........................................ 19

                    SCHEDULES AND EXHIBITS
                    ----------------------

Schedule 2.5     -    Compliance With Other Instruments
------------
Schedule 2.7     -    Litigation
------------
Schedule 2.8     -    Title
------------
Schedule 2.9     -    Environmental Compliance
------------
Exhibit A        -    Series B Preferred Articles Supplementary
---------
Exhibit B        -    Opinion of Goodwin, Procter & Hoar LLP, Counsel to the
---------
                      Company


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                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 6th day of May, 1996 (the "Effective Date") by and between BAY APARTMENT COMMUNITIES, INC., a Maryland corporation (the "Company"), and PAINEWEBBER INCORPORATED, a Delaware corporation ("PaineWebber").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     I.   PURCHASE AND SALE OF STOCK.
          --------------------------

1.1 SALE AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, PaineWebber agrees to purchase at the Closing (as defined below), for the sum of Nine Million Eight Hundred Ninety-Six Thousand Six Hundred Ninety-One Dollars ($9,896,691) (the "Common Stock Purchase Price"), and the Company agrees to sell and issue to PaineWebber at the Closing, 413,223 shares of the Company's Common Stock (the "Common Stock"). The Company understands and acknowledges that PaineWebber intends to immediately resell the Common Stock to one or more investors selected by PaineWebber in its sole discretion.

1.2  Sale and Issuance of Preferred Stock.
     ------------------------------------

     a. The Company shall adopt and file with the State Department of Assessments and Taxation of Maryland (the "SDAT") on or before the Closing Date (as defined below) the Articles Supplementary (Series B Preferred Stock) in the form attached hereto as EXHIBIT A (the "Series B Preferred Articles Supplementary").

     b. Subject to the terms and conditions of this Agreement, PaineWebber agrees to purchase at the Closing, for the sum of Nine Million Eight Hundred Ninety-Eight Thousand Seven Hundred Thirty-Eight Dollars ($9,898,738) (the "Preferred Stock Purchase Price"), and the Company agrees to sell and issue to PaineWebber at the Closing, 405,022 shares of the Company's Series B Preferred Stock described in the Series B Preferred Articles Supplementary (the "Series B Preferred Stock"). The Preferred Stock Purchase Price, together with the Common Stock Purchase Price, shall be collectively referred to as the "Purchase Price". The Company understands and acknowledges that PaineWebber intends to immediately resell the Preferred Stock to one or more investors selected by PaineWebber in its sole discretion.

1.3 CLOSING. At the Closing, PaineWebber shall deliver to the Company a cashier's or certified check or wire transfer payable to the Company's order for the Purchase Price against delivery by the Company to PaineWebber of a certificate representing the shares of Common Stock and Series B Preferred Stock to be sold to PaineWebber under this Agreement. The date for closing (the "Closing Date") shall be May 9, 1996. As soon as practicable following the Effective Date, but in no event later than three (3) business days before the Closing Date, the Company shall provide PaineWebber and its counsel written notice that all of the conditions set forth in SECTIONS 4.1 through 4.8, inclusive, of this Agreement have been fulfilled.

1.4 USE OF PROCEEDS. The Company will use the net proceeds from the sale of the Common Stock and the Series B Preferred Stock for working capital purposes, which may include the repayment of indebtedness or the acquisition of additional properties, all as more particularly set forth in the Company's Prospectus Supplement (to Prospectus dated July 21, 1995) dated May 6, 1996 (the "Prospectus Supplement").

     II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the representations and warranties set forth below, jointly and severally, to each of PaineWebber and to each and every direct purchaser from PaineWebber (each a "Direct Purchaser") of all or any portion of the Common Stock and/or the Series B Preferred Stock, as applicable.

2.1  Organization, Good Standing and Qualification.
     ---------------------------------------------

     a. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Maryland with power and authority (corporate and other) to own its properties and conduct its business as now being conducted, and has been duly qualified as a foreign corporation for the conduct of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no Material Adverse Effect by reason of the failure to be so qualified in any such jurisdiction. "Material Adverse Effect" means any material adverse effect on the operations, assets, business, affairs, properties or financial or other condition of the Company and its subsidiaries taken as a whole. The Company's consolidated subsidiaries have each been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have power and authority (corporate and other) to conduct their businesses as now being conducted, and each consolidated subsidiary has been duly qualified as a foreign corporation for the conduct of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no Material Adverse Effect by reason of the failure to be so qualified in any such jurisdiction.

     b. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.



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     c. The Company owns all of the outstanding capital stock of all of its subsidiaries listed on Exhibit 21 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for the fiscal year ended December 31, 1995 (the "10-K").

2.2  Capitalization.
     --------------

     a. The authorized capital stock (the "Capital Stock") of the Company consists, or will consist prior to the Closing, of:

          (i) PREFERRED STOCK. Twenty-five million (25,000,000) shares currently classified as Preferred Stock, par value $.01, of which two million three hundred eight thousand eight hundred (2,308,800) shares of Series A Preferred Stock are issued and outstanding and four hundred five thousand twenty-two (405,022) shares which have been classified as Series B Preferred Stock. None of the shares of Series B Preferred Stock are issued or outstanding. All of such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

          (ii) COMMON STOCK. Forty million (40,000,000) shares currently classified as Common Stock, par value $.01 (the "Common Stock"), of which eleven million five hundred sixty-two thousand six hundred eighty-seven (11,562,687) shares are issued and outstanding. All of such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

          (iii) EXCESS COMMON STOCK. Twenty million (20,000,000) shares currently classified as Excess Common Stock, par value $.01, none of which are issued and outstanding.

     b. No shares of Capital Stock are entitled to preemptive rights. Except as disclosed in the SEC Documents (as defined below), in the Articles Supplementary establishing the rights, preferences and other terms of the Series A Preferred Stock (the "Series A Preferred Articles Supplementary"), the Series B Preferred Articles Supplementary, the Series A Preferred Stock or the Series B Preferred Stock or in this Agreement, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries. The Company has furnished to PaineWebber true and correct copies of the Company's Articles of Incorporation, as amended as of the Effective Date (the "Charter") and the Company's Bylaws, as in effect on the Effective Date (the "Bylaws").

     c. The Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its capital stock or any interest therein or (except as set forth in the

Series A Preferred Articles Supplementary or the Series B Preferred Articles Supplementary) to pay any dividend or make any other distribution in respect thereof.

     d. The Company has no knowledge of any voting agreements, voting trusts, stockholders' agreements, proxies or other agreements or understandings that are currently in effect or that are currently contemplated with respect to the voting of any capital stock of the Company.

     e. All of the outstanding securities of the Company were issued in compliance in all material respects with all applicable federal and state securities laws.

2.3  Authorization; Enforcement.
     --------------------------

     a. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Common Stock and Series B Preferred Stock in accordance with the terms of this Agreement. Except for the Ownership Limit (as defined in the Charter), the Charter does not in any way prevent or restrict the transactions contemplated by this Agreement or preclude PaineWebber, or any owner purchasing the Common Stock or Series B Preferred Stock from PaineWebber from owning or holding the amount, value or class of capital stock to be purchased hereby, including, without limitation, any shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

     b. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company or its Board of Directors or stockholders is required.

     c. This Agreement has been duly executed and delivered by the Company.

2.4 VALID ISSUANCE OF SHARES. The Common Stock and the Series B Preferred Stock which is being purchased by PaineWebber under this Agreement, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed in this Agreement, will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon the conversion of the Series B Preferred Stock issued and sold under this Agreement will be duly and validly reserved for such issuance and, when issued upon such conversion in accordance with the Series B Preferred Articles Supplementary, will be duly and validly issued, fully paid and nonassessable, and will be issued in compliance with all applicable federal and state securities laws.

2.5 COMPLIANCE WITH OTHER INSTRUMENTS. Except as set forth on SCHEDULE 2.5, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not (i) result in a violation of the Charter or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company, any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the Company's ability to perform its obligations under the Agreements). The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Agreements or issue and sell the Common Stock or the Series B Preferred Stock in accordance with the terms of this Agreement, except such as have been or will be obtained prior to the Closing.

2.6 SEC Documents; Financial Statements; Other Information.
    ------------------------------------------------------

     a. Since the completion of the Company's Initial Public Offering on March 17, 1994, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date of this Agreement being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (when read together with all exhibits included therein and financial statement schedules thereto and documents (other than exhibits) incorporated by reference) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     b. Since March 17, 1994, (i) the business of the Company has been conducted in the ordinary course and (ii) there has been no Material Adverse Effect on the Company and its subsidiaries taken as a whole that has not been described in the SEC Documents or other items provided to the investor. As of the Closing and as of the Effective Date, there are no material liabilities of the Company which would be required to be provided for in a consolidated balance sheet of the Company as of either such date prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities provided for in the financial statements referred to above.

     c. The Company is not aware of any material liabilities, contingent or otherwise, of the Company that have not been disclosed in the financial statements (including the notes thereto) referred to above or otherwise disclosed in the SEC Documents or other items provided to PaineWebber.

2.7 LITIGATION. Except as disclosed on SCHEDULE 2.7 or in the SEC Documents, there is no action, suit, proceeding, investigation or claim pending against the Company or, to the knowledge of the Company, threatened against the Company in law, equity or otherwise before any federal, state, municipal or local court, administrative agency, commission, board, bureau, instrumentality or arbitrator which either (a) questions the validity of this Agreement, the Series B Preferred Articles Supplementary, the Common Stock or the Series B Preferred Stock or any action taken or to be taken pursuant to this Agreement or thereto, or (b) may adversely affect the right, title or interest of PaineWebber or any purchaser from PaineWebber to the Common Stock or the Series B Preferred Stock or (c), if decided adversely to the Company, may individually or in the aggregate have a Material Adverse Effect. The Company is not aware of facts or circumstances that could give rise to a legal action that, if determined adversely, would have a Material Adverse Effect. There is no action or suit by the Company pending or threatened against others except litigation in the ordinary course of business such as tenant eviction proceedings, none of which individually or in the aggregate will result in a Material Adverse Effect.

2.8 TITLE TO PROPERTIES; LEASEHOLD INTERESTS. Except as disclosed on SCHEDULE
2.8 or in the SEC Documents, the Company has good and marketable title to each of the properties and assets owned by it. Certain real property used by the Company in the conduct of its business is held under lease, and the Company is not aware of any pending or threatened claim or action by any lessor of any such property to terminate any such lease. None of the properties owned or leased by the Company is subject to any Liens which, taken as a whole, could reasonably be expected to have a Material Adverse Effect. Each lease or agreement to which the Company is a party under which it is the lessee of any property, real or personal, is a valid and subsisting agreement without any material default of the Company thereunder and, to the best of the Company's knowledge, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any party thereto, except for such defaults that would not individually or in the aggregate have a Material Adverse Effect. The

Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against it adverse to its rights in such leasehold interests.

2.9 Environmental Compliance.
    ------------------------

     a. Except as disclosed and described in all material respects in the SEC Documents or on SCHEDULE 2.9 to this Agreement, there is no hazardous material about or in any property, real or personal, in which the Company has any interest, in violation of law in a manner which could reasonably be expected to have a Material Adverse Effect.

     b. Except as disclosed and described in all material respects on SCHEDULE
2.9 to this Agreement, there is no (and has not been any) off-site disposal or on-site disposal by the Company, or, to the best knowledge of the Company, by any prior owner operator, tenant, subtenant, or invitee at any locations currently or formerly owned or occupied by the Company as a result of which disposal there would exist a reasonably foreseeable risk that the Company would incur a material liability or obligation under federal, state or local environmental or other laws, regulations or ordinances.

     c. Except as disclosed and described in all material respects on SCHEDULE
2.9 to this Agreement, neither the Company nor, to the best of the knowledge of the Company, any prior or present owner, operator, tenant, subtenant or invitee of any of the real property (including improvements) currently or formerly owned or occupied by the Company has (i) used, installed, stored, spilled, released, transported, disposed of or discharged any hazardous material upon, into, beneath, from or affecting such real property (including improvements) in violation of law in a manner which could reasonably be expected to have a Material Adverse Effect, or (ii) received any written notice, citation, subpoena summons, complaint or other correspondence or communication from any Person (not previously satisfactorily resolved) with respect to the presence of hazardous material upon, into, beneath, or emanating from or affecting any of the real property (including improvements) currently or formerly owned or occupied by the Company which could reasonably be expected to have a Material Adverse Effect.

     d. Except as disclosed and described in all material respects on SCHEDULE
2.9 to this Agreement, there has been no intentional or unintentional, gradual or sudden, release, disposal or discharge upon, into or beneath the real property (including improvements) currently or formerly owned or occupied by the Company or, to the best of the knowledge of the Company, by any prior owner, operator, tenant, subtenant or invitee with respect thereto, that has caused or is causing soil or ground water contamination which under applicable environmental laws, regulations or ordinances could reasonably be expected to have a Material Adverse Effect.

2.10 TAXES. The Company has filed all federal, state, local and other tax returns and reports (except for foreign returns and reports the failure to file which will not result in any material liability to the Company), and any other material returns and reports with any governmental authorities (federal, state or local), required to be filed by it. The Company has paid or caused to be paid all taxes (including interest and penalties) that are due and payable, except those which are being contested by it in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on its books in accordance with generally accepted accounting principles consistently applied. The Company does not have any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by it in accordance with generally accepted accounting principles consistently applied. Federal and state income tax returns for the Company have not been audited by the Internal Revenue Service or state authorities. No deficiency assessment with respect to or proposed adjustment of the Company's federal, state, local or other tax returns is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, local or other tax authority outstanding against the assets, properties or business of the Company. There are no applicable taxes, fees or other governmental charges payable by the Company in connection with the execution and delivery of this Agreement or the issuance by the Company of the Common Stock, the Series B Preferred Stock or the Common Stock issuable upon conversion of the Series B Preferred Stock, except for governmental fees paid in connection with securities law filings.

2.11 EMPLOYEES; ERISA. The Company has good relationships with its employees and has not had any substantial labor problems. The Company does not have any knowledge as to any intentions of any key employee or any group of employees to leave the employ of the Company. Other than as disclosed in the SEC Documents and other materials provided to PaineWebber, the Company has not established, sponsored, maintained, made any contributions to or been obligated by law to establish, maintain, sponsor or make any contributions to any "employee pension benefit plan" or "employee welfare benefit plan" (as such terms are defined in ERISA), including, without limitation, any "multi-employer plan." The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA.

2.12 Legal Compliance.
     ----------------

     a. The Company has complied with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to comply would not have a Material Adverse Effect. The Company has all necessary permits, licenses and other authorizations required to conduct its business as currently conducted, and as proposed to be conducted, in all material respects.

     b. There are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the Company which may result in a Material Adverse Effect.

     c. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, which would prohibit or materially restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business as now being conducted and as proposed to be conducted.

     III. REPRESENTATIONS AND WARRANTIES OF PAINEWEBBER.
          ---------------------------------------------

PaineWebber hereby represents and warrants that:

3.1 AUTHORIZATION. This Agreement constitutes the legal, valid and binding obligation of PaineWebber enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. PaineWebber has full power and authority to enter into this Agreement.

     IV.  CONDITIONS OF PAINEWEBBER'S OBLIGATIONS AT CLOSING.
          --------------------------------------------------

PaineWebber's obligations at the Closing under SECTIONS 1.1 and 1.2.b of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

4.1 SERIES B PREFERRED ARTICLES SUPPLEMENTARY. The Series B Preferred Articles Supplementary shall have been filed with and accepted for record by the SDAT.

4.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in SECTION 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.3 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.4 COMPLIANCE CERTIFICATE. The President of the Company shall have delivered to PaineWebber at the Closing a certificate certifying that the conditions specified in SECTIONS 4.1 and 4.2 have been fulfilled.

4.5 OPINIONS OF COMPANY COUNSEL. PaineWebber shall have received from Goodwin, Procter & Hoar LLP counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as EXHIBIT B.

4.6 ABSENCE OF CERTAIN EVENTS. No event shall have occurred which is described in SECTION 4.1 of the Series B Preferred Articles Supplementary (relating to excess debt, a change of control, or certain changes in management personnel) which event would entitle the holder of the Series B Preferred Stock to convert such shares immediately to Common Stock.

4.7 NYSE LISTING. The President of the Company shall have delivered to PaineWebber a certificate certifying that all shares of Common Stock issuable as a result of this Agreement have been approved for listing on the NYSE upon official notice of issuance.

4.8 NO MATERIAL CHANGE. No event or change of circumstances shall have occurred and be continuing at the time of disbursement of funds by PaineWebber which, in the reasonable opinion of PaineWebber, is likely to have a Material Adverse Effect.

4.9 UNCONDITIONAL COMMITMENT TO PURCHASE. PaineWebber shall have entered into a contract to sell the Common Stock and the Preferred Stock and all conditions precedent thereto shall have been satisfied to PaineWebber's satisfaction, in its sole discretion, and each buyer thereunder shall be unconditionally committed to purchase the Common Stock and the Preferred Stock from PaineWebber.

     V. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company under SECTIONS 1.1 and 1.2.b of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of PaineWebber contained in SECTION 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 COMPLIANCE CERTIFICATE. PaineWebber shall deliver to the Company at the Closing a certificate certifying that the conditions specified in SECTION 5.1 have been fulfilled.

          VI.   COVENANTS.
                ---------

6.1 CONFIDENTIALITY. The parties to this Agreement will not disclose to any other party (other than to any Direct Purchaser) any information about this Agreement, the transactions contemplated by this Agreement, and the parties to this Agreement except as required by law or the rules of the NYSE.

6.2 Indemnification.
    ---------------

     a. The Company will indemnify and hold harmless PaineWebber, the directors, officers, employees and agents of PaineWebber and each person, if any, who controls PaineWebber within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by PaineWebber and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to PaineWebber furnished in writing to the Company by PaineWebber on behalf of PaineWebber expressly for inclusion in any preliminary prospectus supplement or final prospectus supplement. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

     b. Any party that proposes to assert the right to be indemnified under
SECTION 6.2 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under SECTION 6.2, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of SECTION 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. All fees, disbursements and other charges not reimbursed as they are incurred shall accrue interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this SECTION 6.2 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

     c. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of SECTION 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or PaineWebber, the Company and PaineWebber will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than PaineWebber, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and PaineWebber may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and PaineWebber on the other. The relative benefits received by the Company on the one hand and PaineWebber on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by PaineWebber, in each case as set forth in this Agreement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company on the one hand, and PaineWebber on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or PaineWebber, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and PaineWebber agree that it would not be just and equitable if contributions pursuant to SECTION 6.2.c were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Agreement. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in SECTION 6.2.c shall be deemed to include, for purpose of SECTION 6.2.c, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of SECTION 6.2.c, PaineWebber shall not be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of SECTION 6.2.c, any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions of this Agreement. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under SECTION 6.2.c, will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under SECTION 6.2.c. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     d. The indemnity and contribution agreements contained in SECTION 6.2 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of PaineWebber, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

     VII. MISCELLANEOUS.
          --------------

7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and PaineWebber contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing in perpetuity (except that the representations and warranties contained in SECTIONS 2 (other than SECTIONS 2.3 and 2.4) and 3 of this Agreement shall, with respect to any Direct Purchaser only, survive for a period of three (3) years), and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of PaineWebber, any Direct Purchaser or the Company.

7.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties to this Agreement and shall specifically and without limitation inure to the benefit of each Direct Purchaser. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement and any Direct Purchaser or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

7.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAWS PERTAINING TO CONFLICTS OF
LAWS) OF THE STATE OF NEW YORK.

7.4 WAIVER OF RIGHT TO JURY TRIAL. The Company and PaineWebber each hereby irrevocably waives any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated by this Agreement.

7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given
(a) upon personal delivery to the party to be notified, (b) on the fifth business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (c) on the next business day after dispatch via nationally recognized overnight courier or (d) upon confirmation of transmission by facsimile, all addressed to the party to be notified at the address indicated for such party on the signature page of this Agreement, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:

          If to PaineWebber to:

                           PaineWebber Incorporated
                           555 California Street, 32nd Floor
                           San Francisco, California  94104
                           Attention: Mr. Frederick T. Caven, Jr.

          with a copy to:

                           O'Melveny & Myers
                           275 Battery Street, 26th Floor
                           San Francisco, California  94111
                           Attn: Peter T. Healy, Esq.

          If to the Company, to:

                           Bay Apartment Communities, Inc.
                           4340 Stevens Creek Boulevard Suite 275
                           San Jose, California 95129
                           Attn:  Mr. Gilbert M. Meyer

          with a copy to:

                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, Massachusetts 02109-2881
                           Attn: Gilbert G. Menna, P.C.

7.8 ATTORNEY'S FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Series B Preferred Articles Supplementary, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended, and the observance of any item of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and PaineWebber. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

7.10 COPIES OF FILED DOCUMENTS. The Company will furnish to PaineWebber without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus).

7.11 EARNINGS STATEMENT. The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the effective date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the effective date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations). "Effective date" for purposes of this SECTION 7.11 shall be as defined in Section 158 of the Rules and Regulations.

7.12 COMPLIANCE WITH ACT. Within the time during which a Prospectus relating to the Common Stock or the Series B Preferred Shares is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Common Stock or the Series B Preferred Shares as contemplated by the provisions of this Agreement and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Representatives and will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

7.13 BLUE SKY QUALIFICATION. The Company shall prior to the Closing Date qualify or register the Common Stock and the Series B Preferred Shares for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as PaineWebber designates and will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Stock or the Series B Preferred Shares.

7.14 Payment of Fees and Expenses.
     -----------------------------

     a. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by PaineWebber all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Common Stock or the Series B Preferred Shares, (3) the listing of the Common Stock on the

New York Stock Exchange, (4) any filings required to be made by PaineWebber with the National Association of Securities Dealers, Inc. and the fees, disbursements and other charges of counsel for PaineWebber in connection therewith, (5) the registration or qualification of the Common Stock and Series B Preferred Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated by PaineWebber, (6) counsel to the Company, and (7) the transfer agent for the Common Stock and Series B Preferred Stock. If this Agreement shall be terminated by the Company pursuant to any of the provisions of this Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse PaineWebber for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to PaineWebber) reasonably incurred by it in connection herewith.

     b. If the Closing shall occur, the Company shall pay each Direct Purchaser's reasonable fees and expenses, including but not limited to the fees and expenses of counsel to the Direct Purchasers, incurred in connection with the transactions contemplated by this Agreement, up to a maximum of Fifty Thousand Dollars ($50,000) in the aggregate.

7.15 Annual Opinion of Company Counsel for REIT Status.
     -------------------------------------------------

     a. At or before the Closing, and thereafter until such time as any Direct Purchaser either disposes of the Series B Preferred Stock (or any other security of the Company acquired by the Direct Purchaser upon conversion or exchange of the Series B Preferred Stock) or the Series B Preferred Stock (or any other security of the Company acquired by any Direct Owner upon conversion or exchange of the Series B Preferred Stock) becomes convertible and does convert into Common Stock, each Direct Purchaser shall have received and shall receive from Goodwin, Procter & Hoar, counsel for the Company (or such other counsel as shall be reasonably acceptable to the Direct Purchaser) at the same time as the Company renders such opinion to any other party, an opinion that the Company should be classified as a "real estate investment trust" under Section 856 of the Internal Revenue Code of 1986, as amended (after giving effect to the investment contemplated by this Agreement).

     b. The Company will use its reasonable best efforts to operate in a manner which will not cause it to be classified other than as a real estate investment trust in accordance with Section 7.15.a above.

7.16 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.17 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       "Company"

                                       BAY APARTMENT COMMUNITIES, INC.,
                                       a Maryland corporation

                                       By:
                                           ----------------------------
                                       Name:  Gilbert M. Meyer
                                       Title: Chairman of the Board and
                                               President

                                       "PaineWebber"

                                       PAINEWEBBER INCORPORATED,
                                       a Delaware corporation

                                       By:
                                           ----------------------------
                                       Name: Frederick T. Caven, Jr.
                                       Title: Managing Director

                                  Schedule 2.5
                                  ------------

                        Compliance With Other Instruments
                        ---------------------------------

                                      NONE

                                  Schedule 2.7
                                  ------------

                                   Litigation
                                   ----------

                                      NONE

                                  Schedule 2.8
                                  ------------

                                      Title
                                      -----

     The Company, through a partnership of which it is a general partner, owns a 94% interest in the Villa Mariposa community, and an unrelated party owns a 6% interest.

                                  Schedule 2.9
                                  ------------

                            Environmental Compliance
                            ------------------------

     The Company has acquired communities that are of a vintage for which the presence of asbestos containing materials is a potential risk. These communities include Regatta Bay in Foster City, California, Village Square in San Francisco, California and Kimberly Woods in Pacifica, California. Accordingly, the Company has instituted asbestos management programs for these communities.

                                    EXHIBIT A
                                    ---------


     For EXHIBIT A to this Stock Purchase Agreement see Exhibit 3(i).1 to the Registrant's Current Report on Form 8-K.

                           [TO BE ATTACHED BY COMPANY]

                                    EXHIBIT B

                                     [date]

PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019

  Re:     Bay Apartment Communities. Inc.
          -------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Bay Apartment Communities, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland, New York and federal law arising out of the sale and issuance of certain shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock") and of Series B Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), by the Company, pursuant to a Stock Purchase Agreement dated May 6, 1996, between PaineWebber Incorporated ("PaineWebber") and the Company (the "Agreement").

     This opinion is being delivered to you pursuant to SECTION 4.5 of the Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Agreement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

1. The charter of the Company (the "Charter"), including Articles Supplementary regarding the Series B Preferred Stock (the "Articles Supplementary"), certified as of a recent date by the Maryland State Department of Assessments and Taxation (the "SDAT");

2. The Bylaws of the Company, certified as of a recent date by its Secretary;

3. Resolutions adopted by the Board of Directors of the Company relating to the authorization of the issuance of the outstanding shares of stock of the Company and the sale and issuance of the Shares, certified as of a recent date by the Secretary of the Company;

4. Specimens of the certificates representing the Series B Preferred Stock and the Common Stock of the Company;

5. A certificate as of a recent date of the SDAT as to the good standing of the Company;

6. The Agreement;

7. The SEC Documents; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications noted below.

     In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or (b) by general equitable principles, whether applied in law or in equity.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each individual executing any of the Documents is legally competent to do so.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us on our behalf are true and complete. All statements and information contained in the Documents are true and complete.

5. PaineWebber intends to resell the Common Stock and Series B Preferred Stock to a greater than 5% shareholder of the Company.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services for the Company.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly organized and existing under and by virtue of the laws of the state of Maryland and is in good standing with the SDAT. The Company has the corporate power to own its current properties and conduct its business substantially as now conducted as described in the SEC Documents and the Agreement.

2. The Company has the corporate power to execute, deliver and perform the Agreement and the Articles Supplementary. The execution, delivery and performance of the Agreement and the Articles Supplementary have been duly authorized by the Company.

3. The Company has duly executed and delivered the Agreement and the Articles Supplementary as of the dates thereon. The Agreement and the Articles Supplementary are enforceable against the Company in accordance with their terms.

4. The authorized stock of the Company is as set forth in the Agreement. All of the outstanding shares of Common Stock and Series B Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable.

5. The Shares have been duly authorized and, when sold and delivered against payment therefor in the manner described in the Agreement, will be validly issued, fully paid and nonassessable. The stockholders of the Company have no preemptive rights with respect to the Series B Preferred Stock or to the Common Stock issuable upon conversion thereof arising under Maryland law or the Charter, or, to our knowledge, any other agreement or instrument to which the Company is a party. The shares of Common Stock issuable upon the conversion of the Series B Preferred Stock have been duly reserved for issuance and, when issued in accordance with the provisions of the Articles Supplementary upon such conversion of the Series B Preferred Stock, will be validly issued, fully paid and nonassessable. The rights, privileges and preferences of the Series B Preferred Stock are as stated in the Charter, including the Series B Preferred Articles Supplementary.

6. The execution, delivery, performance and compliance with the terms of the Agreement and the Articles Supplementary on the part of the Company do not and will not violate the Charter or the Bylaws of the Company, or any applicable law, rule or regulation, or, to our knowledge, any agreement or other instrument to which the Company is a party and which has been filed with the SEC.

7. All consents, approvals, permits, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any Maryland governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by the Agreement (other than as may be required by state securities laws) have been obtained, and are effective, as of the Closing.

8. There is no material action, suit, proceeding, investigation or claim pending against the Company or, to our best knowledge, threatened against the Company in law, equity or otherwise before any federal, state, municipal or local court, administrative agency or other governmental authority or arbitrator which in any way (a) questions the validity of, impairs or adversely affects PaineWebber's rights under the Agreement or the Articles Supplementary, or (b) might result in a material adverse change in the assets, properties, liabilities, business affairs, results of operation, condition (financial or otherwise) or prospects of the Company or its subsidiaries taken as a whole. The Company has not received any opinion or memorandum from legal counsel indicating that either of the foregoing conditions may be true. The Company has no action or suit pending or threatened against others which individually or in the aggregate will result in a Material Adverse Effect.

     The foregoing opinion is limited to the laws of the State of Maryland and the United States and we do not express any opinion herein concerning any other law.

     Except for the annual opinions described in SECTIONS 6.1 and 6.2 of the Agreement, we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for your benefit, the benefit of your counsel and the benefit of any subsequent purchaser of the Common Stock or the Series B Preferred Stock from PaineWebber. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                                       Very truly yours,